Exhibit No. 22
BuyersOnline.com, Inc.
Form 10-KSB/ 2000
File No. 0-26917

                 ZaiBon Master Service Agreement
                       Terms & Conditions

1. Payment Terms. Invoices for Services are due and payable in U.S. dollars within twenty-five (25) days of Customer's receipt of invoice (unless otherwise indicated in the Credit Requirements Supplement). Payments not received within twenty-five (25) days of Customer's receipt of invoice are considered past due. In addition to Supplier undertaking any of the actions set forth in this Agreement, if any invoice is not paid when due, Supplier may: (i) apply a late charge equal to 1-7/8% (or the maximum legal rate, if less) of the unpaid balance per month; (ii) require an additional Security Deposit or other form of security; and/or (iii) take any action in connection with any other right or remedy Supplier may have under this Agreement in law or in equity.

2. Billing Disputes. If Customer in good faith disputes any portion of any Supplier invoice, Customer shall submit to Supplier, within thirty (30) days following Customer's receipt of the invoice, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount. If Customer does not report a dispute within thirty (30) days following Customer's receipt of an invoice, Customer shall have waived its right to dispute that invoice. Supplier and Customer agree to Use their respective best efforts to resolve any dispute within thirty (30) days after Supplier receives written notice of the dispute from Customer. Any disputed amounts resolved in favor of Customer shall be credited to Customer's account on the next invoice following resolution of the dispute. Any disputed amounts determined to be payable to Supplier shall be due within ten (10) days of the resolution of the dispute.

Any dispute arising out of or relating to this Agreement which has not been resolved by the good faith efforts of the parties will be settled by binding arbitration conducted expeditiously in accordance with this Agreement.

3. Additional Assurances. If at any time during the term of this Agreement there is a material and adverse change in Customer's financial condition, business prospects, or payment history, which shall be determined by Supplier in its sole and absolute discretion, then Supplier may demand that' Customer deposit with Supplier a security deposit or increase the amount of deposit (the "Security Deposit"), as the case may be, pursuant to Supplier's standard terms and conditions, as security for the full and faithful performance of' Customer of the terms, conditions, and covenants of this Agreement; provided,' however, that in no event shall the amount of the Security Deposit ever exceed two (2) months' estimated or actual Usage Charges and other amounts payable by, Customer to Supplier hereunder.

4. Certification. Customer hereby represents and warrants that it is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer further represents and warrants that it is certified by the proper regulatory agencies to provide interstate, intrastate and international long distance services to End-Users in those jurisdictions where such services are to be provided by Customers. Customer shall keep current during the term of this Agreement, copies of its Certificates of Public Convenience and Necessity or similar documents certifying Customer's interstate, intrastate, or international operating authority in any local, state, or federal jurisdiction (collectively, "Service Compliance Certificates") and furnish copies thereof to Supplier within ten (10) days of written request by Supplier. Supplier reserves the right to refuse or withhold Service in any jurisdiction in which Customer's Service Compliance Certificate has not been furnished to Supplier in a timely manner. Customer shall defend and indemnify Supplier from any losses, expenses, demands and claims in connection with Customer's failure to provide Supplier with such Service Compliance Certificates. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending, or appealing any claims or actions brought against it relating to Customer's failure to provide such Service Compliance Certificates.

5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the laws of the State of Utah without regard to its principles of choice of law.

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6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery or confirmed facsimile transmission. If mailed, notice shall be sent first class postage prepaid, certified or registered mail, return receipt requested and becomes effective upon confirmed delivery. Notices will be delivered or sent to the parties' respective addresses set forth on the signature page of this Agreement to the attention of the following persons:

If to Supplier:
Attention: Contract Administration

If to Customer:
 Attention:___________________

7. Waiver of Breach or Violation not Deemed Continuing. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

8. Bankruptcy. In the event of the bankruptcy or insolvency of either party or if either party shall make any assignment for the benefit of creditors or take advantage of any act or law for relief of debtors, the other party to this Agreement shall have the right to terminate this Agreement without further obligation or liability on its, part.

9. Business Relationship. This Agreement shall not create any agency, employment, joint venture, partnership, representation, or fiduciary relationship between the parties. Neither party shall have the authority to, nor shall any party attempt to, create any obligation on behalf of the other party.

10. Indemnity

A. Each party shall indemnify, defend, release, and hold harmless the other party, their affiliates, directors, officers, employees, workers, and agents from and against any action, claim, cost, damage, demand, loss, penalty, or expense including but not limited to attorneys' fees, expert witness fees, and costs (collectively "Claims") imposed upon either party by reason of damages to property or personal injuries, including death, as a result of an intentional or negligent act or omission on the part of the indemnifying party in connection with the performance of this Agreement or other activities relating to the Service, the property, or the facilities which are the subject of this Agreement. In the event a Claim relates to the negligence of both parties, the relative burden of the Claim shall be attributed equitably between the parties in accordance with the principles of comparative negligence.

B. The term "property" as used in this section shall include real, personal, tangible, and intangible property, including but not limited to, data, proprietary information, intellectual property, trademarks, copyrights, patents, and knowledge.

C. In the event any action shall be brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon the request of the indemnified party, shall assume the cost of the defense thereof on behalf of the indemnified party and its Affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against the indemnified party or its Affiliates in connection therewith, provided that the indemnified party shall not be liable for any settlement of any such action effected with-out its written consent.

D. This Indemnification section shall survive termination of this Agreement, regardless of the reason for termination.

11. Insurance. Throughout the Term of this Agreement and any extension thereof, each party shall maintain upon written request and, upon written request, shall provide proof of adequate commercial general liability insurance covering all operations and work hereunder. Such insurance shall be written on an occurrence coverage basis and shall provide coverage equivalent to or greater than one million dollars ($1,000,000.00) per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability, products and completed operations liability, and advertising injury. Such insurance shall specifically cover the liability assumed under the indemnification provisions of this Agreement.

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12. Authorized Use of Name.  Without the other party's prior written consent neither party shall: (i) refer to itself as an authorized representative of the other in promotional, advertising, or other materials; or (ii) use the other party's logos, trade marks, service marks, carrier identification codes
(CICs), or any variations thereof in any of its promotional, advertising, or other materials, or in any activity using or displaying the other party's name or the Service(s) to be provided hereunder. Both parties agree to change or correct at their own expense any material or activity the affected party determines to be inaccurate, misleading, or otherwise objectionable under this section. Customer is authorized to use the following statements in its sales literature: (i) "Customer utilizes the ZAIBON network;" (ii) "Customer utilizes ZAIBON's facilities;" (iii) "ZAIBON provides only the network facilities;"
(iv) "ZAIBON is our network services provider." and/or (iv)
"Powered by ZAIBON."

13. Assignment. Neither party hereto may assign this Agreement without the express written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing: (i) a security interest in this Agreement may be granted by Supplier to any lender to secure borrowings by Supplier or any of its Affiliates; (ii) either party may assign all its rights and obligations hereunder to any Affiliate; and
(iii) any subsidiary of Supplier may assign any amounts due from Customer to Supplier for billing purposes. Affiliate, as used herein, is defined as any entity controlled by, in control of, or under common control with the assigning party hereunder.

14. Binding Arbitration. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly through discussions between themselves at the operational level. In the event a resolution cannot be reached at the operational level, the disputing party shall give the other party written notice of the dispute and such controversy or claim shall be negotiated between appointed counsel or senior executives of the parties who have authority to settle the controversy. If the parties fail to resolve such controversy or claim within thirty (30) days of the disputing party's notice, either party may seek arbitration as set forth below.

Any controversy or claim arising out of or relating to this Agreement, or a breach of this Agreement, shall be finally settled by arbitration in Utah and shall be resolved under the laws of the State of Utah. The arbitration shall be conducted before a single arbitrator in accordance with the commercial rules and practices of the American Arbitration Association then in effect.

The arbitrator shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall to make to any award that provides for punitive or exemplary damages. All Such arbitration proceedings shall be conducted on a confidential basis. The arbitrator may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration. Customer may, at its option, continue to accept what it considers to be below-standard Service
(s) and pay the charges relating thereto during the pendency of such arbitration, without prejudice thereto.

15. Legal Construction. In the event one or more of the provisions contained in this Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

In the event of any conflict between the provisions of these Terms and Conditions and the applicable Supplement and Exhibits, the conflict shall be resolved by reference to the following order of priority of interpretation: a) Exhibits; b) Supplement; and c) Terms and Conditions. Notwithstanding the foregoing no Exhibit requiring execution shall be binding unless and until such Exhibit has been fully executed by an authorized officer, agent, or representative of each party.

16. No Personal Liability. Each action or claim of any party arising under or relating to this Agreement shall be made only against the other party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party.

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17. Notice of Breach of Agreement. To be effective, written notice of any material breach (except Payment Default) must prominently contain the following sentences in capital letters:
"THIS IS FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES."

18. Limitation of Liability. Supplier's liability arising out the provision of Services, delays in the restoration of Services to be provided under this Agreement or any other telecommunications services, or arising out of mistakes, accidents, omissions, interruptions, errors or defects in transmission, or delays caused by judicial or regulatory authorities, shall be subject to the limitations set forth below. IN NO EVENT SHALL SUPPLIER BE LIABLE TO CUSTOMER, CUSTOMER'S OWN CUSTOMERS, OR ANY OTHER THIRD PARTY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY FOR ANY TYPE OF INDIRECT, CONSEQUENTIAL, INCIDENTAL, RELIANCE, ACTUAL, SPECIAL, OR PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS, LOST REVENUES, OR LOST SAVINGS OF ANY KIND, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF SUPPLIER PURSUANT TO THIS AGREEMENT, WHETHER OR NOT SUPPLIER OR CUSTOMER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT
SUCH DAMAGES WERE FORESEEABLE.     IN NO EVENT SHALL SUPPLIER BE
LIABLE TO CUSTOMER FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE AMOUNT SUPPLIER HAS PRIOR TO SUCH TIME COLLECTED FROM CUSTOMER WITH RESPECT TO SERVICES DELIVERED HEREUNDER. SUPPLIER MAKES NO WARRANTY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS, OR FITNESS FOR ANY PURPOSE OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY SUPPLIER ARE HEREBY EXCLUDED AND DISCLAIMED. For purposes of this Section, the term "Supplier" shall be deemed to include Supplier, its affiliates, shareholders, directors, officers and employees, and any person or entity assisting Supplier in its performance pursuant to this Agreement.

19. System Maintenance. In the event Supplier determines that it is necessary to interrupt Services or that there is a potential for Services to be interrupted for the performance of system maintenance, Supplier will use good faith efforts to notify Customer prior to the performance of such maintenance and will schedule such maintenance during non-peak hours (midnight to 6:00 a.m. local time). In no event shall interruption for system maintenance constitute a failure of performance by Supplier.

20. Subject to Laws. This Agreement is subject to, and Customer agrees to comply with, all applicable federal, state and local laws, and regulations, rulings, and orders of governmental agencies, including, but not limited to, the Communications Act of 1934, the Telecommunications Act of 1996, the Rules and Regulations- of the Federal Communications Commission ("FCC"), state public utility or service commissions ("PSC"), and tariffs. Customer further agrees to obtain and maintain any and all required certifications, permits, licenses, approvals, or authorizations of the FCC and/or PSC and/or any governmental body, including, but not limited to regulations applying to feature group termination and Letter of Agencies ("LOAs")

21. FCC Permits, Authorization and Filings. Supplier shall take all necessary and appropriate steps, as soon as possible, to procure the necessary authorizations and approvals, if any, from the FCC or any other federal or state agency required to deliver the Services hereunder to Customer. In the event that Supplier cannot obtain all necessary federal, state, or local authority to provide Services hereunder, Supplier shall promptly give written notice thereof to Customer and such notice shall constitute termination of this Agreement without further liability or obligation of either party.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one document. The parties expressly authorize the use of a facsimile counterpart as a valid method of execution for Customer; however, for valid execution by Supplier, Supplier's original signature shall be required. In the event that Customer executes this Agreement via facsimile counterpart, Customer agrees to provide Supplier with a fully executed original of this Agreement within five (5) calendar days of such facsimile counterpart execution.

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23. Confidential Information. "Confidential Information" shall mean all information disclosed in writing by one party to the other party which is clearly marked "CONFIDENTIAL" or "PROPRIETARY" by the disclosing party at the time of disclosure. Confidential or Proprietary Information shall also include certain oral information disclosed by one party to the other party, provided that the disclosing party designates such information as Confidential at the time of disclosure and gives recipient a written summary of such information within five (5) business days after the oral disclosure was made. Notwithstanding the foregoing, all information concerning either party's traffic volume or distribution, pricing, customer lists, and financial information is hereby deemed to be Confidential and Proprietary regardless of whether it is so identified. The term "Confidential Information" does not include any information which: (i) was already known by the receiving party free of any obligation to keep it Confidential at the time of its disclosure; (ii) becomes publicly known through no wrongful act of the receiving party;
(iii) is rightfully received from a third person without knowledge of any Confidential obligation; (iv) is independently acquired ~or developed without violating any of the obligations under this Agreement; or (v) is approved for release by written authorization of the disclosing party.

     A recipient of Confidential or Proprietary Information shall not disclose the Information to any person or entity except for
(i) the recipient's employees, contractors, and consultants and/or (ii) the recipient's Affiliates and their employees, contractors, and consultants and only to those parties who have a need to know such Confidential Information and who are bound in writing to protect the Information from unauthorized use or disclosure.

Confidential Information shall not be disclosed to any third party without the prior written consent of the owner of the Information. The recipient shall use the Confidential Information only for the purposes of this Agreement and shall protect the Information from disclosure using the! same degree of care used to protect its own Confidential or Proprietary Information, but in no event less than a reasonable degree of care.

     Further, the recipient may disclose Confidential Information pursuant to a judicial or governmental request, requirement, or order. The recipient, however, shall take all reasonable steps to, give the disclosing party sufficient prior notice to contest such request, requirement, or order. Confidential Information shall remain the property of the disclosing party and shall be returned to the disclosing party or destroyed upon request of the disclosing party. Either party may make Confidential Information available to its lenders and/or financial advisors provided the lenders or financial advisors are bound by a written Confidentiality Agreement. Because money damages may be insufficient in the breach threatened breach of the foregoing provisions, the affected party shall be entitled to an injunction or restraining order in addition to such other rights or remedies as may be available under this Agreement, at law or in equity, including but not limited to money damages.

24 Force Majeure. Supplier shall not be liable for any failure of performance hereunder due to causes beyond its reasonable control including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, flood, storm, or other similar catastrophe; any law, order, regulation, direction, action or request of the United States government or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority; national emergencies; insurrections; riots; wars; or strikes, lock outs, or work stoppages.

25. Survival. The covenants and agreements of Customer contained in this Agreement with respect to payment of amounts due, confidentiality, liability, and indemnification shall survive any termination of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of either party and shall be binding upon the successors and permitted assigns of each party.

26. Regulatory. Customer is responsible for reimbursement to Supplier for any fees, taxes, or surcharges paid by Supplier that are imposed or authorized by regulatory and governmental entities. Fees for Presubscribed Interexchange Carrier Charges ("PICC") and Payphone Compensation are billed to Customer at Supplier's tariff rates. Fees for Universal Service Fees (state and federal), Lifeline Assistance, Telecommunications Relay Service, taxes or surcharges - including but not limited to gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and, interest thereon), and relating to services provided to Customer by Supplier, shall be passed through to Customer. Supplier will furnish, upon Customer's request, documentation to support the fees or charges payable by Customer pursuant to this Section.

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Customer shall furnish to Supplier valid and appropriate tax exemption certificates, attached hereto as Exhibit A, for all applicable jurisdictions (federal, state, and local) in which it performs customer billing. Customer is responsible for properly charging tax to its subscribers and for the proper and timely reporting and payment of applicable taxes to the taxing authorities and shall defend and indemnify Supplier from payment and reporting of all applicable federal, state, and local taxes including, but not limited to, gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), relating to the Services. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending or appealing any claims or actions brought against it relating to these Taxes. If Customer fails to provide and maintain required certificates, Supplier may charge Customers and Customer Shall pay such applicable taxes.

The amounts payable by Customer under this Agreement do not include any state, local sales, use taxes, or utility taxes, however designated, which may be levied on the goods and services provided by Supplier hereunder. With respect to such taxes, if applicable, Customer shall furnish Supplier with an appropriate exemption certificate or pay to Supplier such amounts as Supplier may be by law required or permitted to collect or pay. Any and all other taxes, including but not limited to franchise, net or gross income, license, occupation, and real or personal property taxes, shall be timely paid by Customer.

27. Events of Default. A "Default" shall occur if (a) Customer fails to make payment as required under this Agreement and such failure remains uncorrected for five (5) calendar days after written notice from Supplier; or (b) either party fails to perform or observe any material term or obligation (other than making payment) contained in this Agreement, and any such failure remains uncorrected for thirty (30) calendar days after written notice from the non-defaulting party informing the defaulting party of such failure. If Customer uses the Services for any unlawful purpose or in any unlawful manner, Supplier shall have the right to immediately suspend and/or terminate any or all Services hereunder without notice to Customer.

In the event of a Customer Default for any reason, Supplier may:
(i) suspend Services to Customer; (ii) cease accepting or processing orders for Services; (iii) withhold delivery of Call Detail Records (if applicable); and/or (iv) terminate this Agreement. If this Agreement is terminated due to a Customer Default, such termination shall not affect or reduce Customer's minimum~ monthly commitments required under this Agreement, if applicable, and all Early Termination penalties shall apply. Customer agrees to pay Supplier's reasonable expenses (including attorney and collection agency fees) incurred in, enforcing Supplier's rights in the event of a Customer default.

In the event of a Supplier Default, Customer may terminate this Agreement without penalty. Customer will, however, remain liable for all charges incurred for Services provided prior to Customer's termination of this Agreement.

Customer may terminate this Agreement without liability or penalty to the other party upon 60 days prior written notice to the other party.

28. Obligations Several and Not Joint. Each party shall be responsible only for its own performance under the Agreement
(including any attachments, exhibits, schedules or addenda) and not for that of any other party.

29. Amendments / Riders. This Agreement may only be modified or supplemented by an instrument in writing executed by each party.

Please check one of the following:

____Telecommunications services purchased from Supplier are not for resale purposes, but are purchased for our own use. These services are not subject to other exemptions. If checked, sign here: ___________________________
Date: ______________

     Telecommunications services purchased from Supplier are for resale purposes in the normal course of our business. If checked, complete Exhibit A below for the applicable states where service is provided.

Exhibit A-Taxes on Telecommunications Services
Uniform Sales & Use Tax Certification Form

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Issued to: ZaiBon Inc, 311 N. Freedom Blvd., Provo, Utah 84601

Certify that:_________________________________________, is
registered and/or identified with the below listed cities and/or states within which your firm would deliver purchases to us and that any such purchases are for wholesale, resale, ingredients or components of a new product to be resold, leased, rented or used in the normal course of our business. We are in the business of wholesaling, retailing, manufacturing, leasing, renting or providing non-taxable services or products.

Check applicable box:
(__) Single Purchase Certificate        (___)Blanket Certificate

Is engaged as a registered (where applicable):
(___) Wholesaler    (___) Lessor   (___) Retailer
(__)Manufacturer (___)Exempt Organization Use (___)Other(Specify)
_____________

Product or service rendered by Customer:

State Registration or I.D. No.          State Registration or
I.D. No.
______________________        _______________________
______________________        _______________________
______________________        _______________________
______________________        _______________________
______________________        _______________________
______________________        _______________________

I further certify that if any property so purchased tax free' is used or consumed by the firm as to make it subject to a sales or use tax we will pay the tax due direct to the proper taxing authority when state law so provides or inform the seller for added tax billing. This certificate shall be part of each order which we may hereafter give to you, unless otherwise specified, and shall be valid until canceled by us in writing or revoked by the city or state.

Exemption Claimed:  (__)Resale     (__)Federal Government
(__)Exempt Organization  (__) State & Local Government (__)Direct
Payment Permit (__)Other (Specify)_____________


I swear and affirm that the information on this form is true and correct as to every material matter.

Signature                     Title                         Date

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Master Services Agreement

This agreement for telecommunications services is made as of the date of the last execution below the ("Effective Date") and entered into by and between ZaiBon with its principal place of business at 311 North Freedom Blvd. Provo, UT 84601 ("Supplier") and Buyers Online of Draper, UT.

WHEREAS, Customer desires to obtain telecommunications and/or ISP services as described below (the "Service") from Supplier, and Supplier is willing to provide the Service for the rates stated in this contract.

NOW THEREFORE, Customer and Supplier hereby mutually agree as follows:

Supplier agrees to provide and Customer agrees to purchase
Service(s) indicated below. All Services ordered under this agreement are subject to credit approval.

Service Type: Access Only Internet Connectivity (Multiple
Networks)

Description:

One-time fee includes configuration to establish Customer as a national Internet service provider, branded under Customer's brand name; registration and setup of Customer's realm (user@domain.com) into authentication databases for recognition at national POPs (additional charges apply for international
POPs); radius proxy service setup and testing; account screen creation for registration and Web tools for account maintenance; setup of Customer Detail Record (CDR) format; establishment of 240 tier 2 technical support.

Credit Requirements: See Section 3, additional Assurance, of the
Master Service Agreement Terms & Conditions

Customer Charges:

      * One Time Program Set Up Charge $8,000
      * Price per account - $7.50 per End User per month for Continental U.S. MegaPop Network has unlimited usage.
        UUNet Network includes150 hours usage per End User per month.
      * Accounts that exceed 150 hours will be billed at $1.00 per each additional hour per End User per month.
      * Monthly Realm and Program Management fee: $750 per month
        (waived if 5000 users are maintained)
      * Includes Proxy Radius, Electronic Call Detail Records ("CDR") processing and delivery (via FTP), electronic monthly CDR recap, account management, 24X 7 leve12 INOC support.
      * 1-800 number dial up access is $.095 per minute

Service Program Set Up Includes:
      * Access to MegaPop, UUNet, Splitrock, Broadwing and other
         Markets in the U.S. and International
      * Tech to Tech Technical support (Tier 2)
      * 5 E-mail per End User.

      * Configuration to establish Customer as a National ISP
      * Free downloadable Family Filter
      * Branding under Customer's nominated brand name
      * Registration and set-up of Customer's realm into authentication databases
      * Radius proxy service setup and testing
      * Contract underwritten by Broadwing
      * No Ramp
      * No Minimums
      * News Feeds available ($24 per port)
      * Chat Rooms available ($700 set up and $.15 per user per month)

Term: 3 years from "Effective Date" below with a 60 day notice of cancellation.

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Payment Terms: See attached Neo Vista Master Service Agreement
Terms and Conditions

This Agreement, including any terms and condition, addenda, schedules, riders, supplements or exhibits which are attached hereto and incorporated herein, constitutes the entire agreement (the "Agreement") by Supplier and Customer pertaining to the subject matter(s) hereof and supersedes all prior and contemporaneous agreements and understanding in connection herewith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written, below.

Name: /s/ Jeffrey A. Radiate               Name: /s/ Paul Jarman

Title: Sr. Vice President Sales/Marketing  Title: COO

Date: March 13, 2001          Date: March 13 2001
ZaiBon                      Company Name: BuyersOnline
311 North Freedom Blvd.     Address:     14870 Pony Express Road
Provo, UT 84601                          Bluffdale, UT 84065

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                    Addendum

This Addendum is to supplement the Master Services Agreement between ZaiBon and Buyers Online dated March 7, 2001.

It is fully understood and disclosed that:

This agreement for connectivity is underwritten by Broadwing
Communications. In the event that it is necessary, Broadwing
Communications will back up this agreement as written and provide continued connectivity through the term of this agreement.

ZaiBon's current available network consists of:

Broadwing
Uunet
Splitrock
Megapop
ZaiBon additional ports

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date last written below.

Name: /s/Jeffrey A. Radiate                Name: /s/ Paul Jarman

Title: Sr. Vice President Sales/Marketing  Title: COO

Date: March 13, 2001                      Date: March 13 2001
ZaiBon                          Company Name: BuyersOnline
311 North Freedom Blvd.              Address: 14870 Pony Express Road
Provo, UT 84601                               Bluffdale, UT 84065
(801) 377-2888                                Phone 801-523-8929

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